Exhibit 99.1

Cash America Raises Fiscal 2011 Earnings Guidance, Reports Second Quarter Net Income Increase of 29% and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--July 21, 2011--Cash America International, Inc. (NYSE: CSH) reported today that its net income for the second quarter ended June 30, 2011 was up 29% to $26,981,000 (84 cents per share), which compares to the second quarter 2010 net income of $20,889,000 (66 cents per share). Earnings per share for the second quarter of 2011 exceeded the high end of management’s publicly released earnings per share guidance of 80 cents, as reported in the Company’s press release dated April 21, 2011. Earnings levels exceeded the top end of estimates due to higher growth in revenue from both U.S. pawn lending activities and the Company’s E-Commerce business outside the U.S., which combined with lower losses on consumer loans to increase earnings above expectations for the second quarter.

Total revenue during the second quarter of 2011 was $334.3 million, up 14% from $292.1 million in the second quarter of 2010. Contributing to the increase in total revenue was a 15% increase in pawn loan fees and service charges and a 14% increase in merchandise sales during the second quarter of 2011 as compared to the same period in 2010. The increase in merchandise sales was achieved with higher gross profit margins, leading to a 18% increase in profit from the disposition of merchandise, which contributed to the stronger than expected earnings.

Revenue from consumer loan fees was $132.4 million in the second quarter of 2011, up 14% when compared to the same period in 2010. Net revenue from the Company’s consumer loan portfolio, which is total revenue reduced by the loan loss provision, increased 23%, to $87.3 million in the second quarter of 2011 compared to $70.9 million during the prior year. This increase combined with the increase in gross profit on the disposition of merchandise and increased revenue from pawn loans combined to increase consolidated net revenue 19%, to $209.8 million, which generated a 27% increase in income from operations in the second quarter of 2011 compared to the same period in 2010.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “We experienced strong growth in both our secured and unsecured loan products this quarter as certain macro-economic factors continue to drive consumer demand for short-term credit. This growth combined with lower loss rates and higher retail margins provided a real boost to revenues and earnings. Additionally, we remain encouraged with the progress we are making in diversifying both the geography and product mix of our business.”

For the first six months of fiscal year 2011, total revenue increased 14% to $689.5 million compared to $605.1 million for the same period in 2010. Income from operations through the first six months of fiscal 2011 increased 18% to $113.1 million, and the Company posted a 20% increase in net income to $63,359,000 ($1.99 per share) for the first six months of fiscal year 2011 compared to $52,922,000 ($1.67 per share) for the same period in 2010.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 21, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 17, 2011 to shareholders of record on August 3, 2011.

Outlook for the Third Quarter of 2011 and Related Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. Other elements that could affect the Company’s growth in revenue include the regulatory governance of consumer loan products, the development and growth of new markets for the Company’s E-Commerce distribution platform for consumer lending products, and the continued growth and development of the Company’s pawn operations in Mexico. As the Company enters the third quarter of 2011, management anticipates that demand for the Company’s lending products will continue to be similar to the demand experienced in the second quarter of 2011. Based on its views and on the preceding factors management expects the third quarter 2011 net income per share to be between $1.05 and $1.10 per share compared to 90 cents per share in the third quarter of 2010. In addition, because of the success in the current quarter and the higher than originally expected balances of lending assets, management increases its previously reported expectations for its fiscal year 2011 to a range of between $4.28 and $4.48 per share, compared to $3.67 per share in fiscal 2010.

About the Company

As of June 30, 2011, Cash America International, Inc. had 1,084 total locations offering specialty financial services to consumers, which include 782 lending locations (including nine unconsolidated franchised locations) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Maxit,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 184 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 112 unconsolidated franchised and six Company-owned check cashing centers operating in 18 states in the United States under the name “Mr. Payroll” as of June 30, 2011. Additionally, as of June 30, 2011, the Company offered consumer loans over the Internet to customers in 30 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enovafinancial.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer loan, tax and other domestic and foreign laws and governmental rules and regulations applicable to the Company's business, changes in demand for the Company's services, acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who provide, acquire or offer products and services to, from or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, changes in economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems, the effect of any current or future litigation proceedings on the Company, the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements, acts of God, war or terrorism, pandemics and other events, the effect of any of such changes on the Company’s business or the markets in which it operates and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Consolidated Operations:
Total revenue	$334,252	$292,081	$689,457	$605,143
Net revenue	209,848	176,730	425,976	365,954
Total operating expenses	160,024	137,592	312,924	270,377

Income from operations	$49,824	$39,138	$113,052	$95,577

Income before income taxes	43,796	33,846	101,335	84,699

Net Income	$27,245	$20,911	$63,032	$52,962

Net loss (income) attributable to the noncontrolling interest	(264)	(22)	$327	$(40)

Net Income Attributable to Cash America International, Inc.	$26,981	$20,889	$63,359	$52,922

Earnings per share:

Net Income attributable to Cash America International, Inc. common shareholders:

Basic	$0.91	$0.70	$2.14	$1.78
Diluted	$0.84	$0.66	$1.99	$1.67

Weighted average shares:
Basic	29,593	29,655	29,673	29,671
Diluted	31,994	31,665	31,828	31,701

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	June 30,		December 31,
	2011	2010	2010

Assets
Current assets:
Cash and cash equivalents	$48,375	$46,708	$38,324
Pawn loans	229,343	184,104	218,408
Consumer loans, net	160,371	115,295	139,377
Merchandise held for disposition, net	124,054	100,215	124,399
Pawn loan fees and service charges receivable	41,757	35,077	41,216
Income taxes receivable	3,598	-	-
Prepaid expenses and other assets	41,973	50,639	32,490
Deferred tax assets	32,560	25,035	28,016
Total current assets	682,031	557,073	622,230
Property and equipment, net	232,715	196,559	222,320
Goodwill	546,674	513,758	543,324
Intangible assets, net	28,638	25,853	31,188
Other assets	14,179	7,244	8,124
Total assets	$1,504,237	$1,300,487	$1,427,186

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$86,565	$75,058	$96,465
Accrued supplemental acquisition payment	-	18,858	-
Customer deposits	10,440	9,535	9,146
Income taxes currently payable	-	9,150	888
Current portion of long-term debt	19,773	25,493	24,433
Total current liabilities	116,778	138,094	130,932
Deferred tax liabilities	92,979	46,016	56,792
Noncurrent income tax payable	2,638	2,166	2,408
Other liabilities	1,711	7,591	2,052
Long-term debt	431,734	374,044	432,271
Total liabilities	$645,840	$567,911	$624,455

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	165,840	164,770	165,658
Retained earnings	705,502	583,660	644,208
Accumulated other comprehensive income	11,195	1,785	4,797
Treasury shares, at cost (942,722 shares, 881,003 shares and 685,315 shares at June 30, 2011 and 2010, and at December 31, 2010, respectively)	(33,492)	(27,031)	(21,283)
Total Cash America International, Inc. shareholders' equity	852,069	726,208	796,404
Noncontrolling interest	6,328	6,368	6,327
Total equity	858,397	732,576	802,731
Total liabilities and equity	$1,504,237	$1,300,487	$1,427,186

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue
Pawn loan fees and service charges	$68,348	$59,507	$135,237	$117,788
Proceeds from disposition of merchandise	130,293	113,850	290,954	255,733
Consumer loan fees	132,414	115,865	255,541	224,307
Other	3,197	2,859	7,725	7,315
Total Revenue	334,252	292,081	689,457	605,143
Cost of Revenue
Disposed merchandise	79,275	70,417	178,852	160,362
Consumer loan loss provision	45,129	44,934	84,629	78,827
Total Cost of Revenue	124,404	115,351	263,481	239,189

Net Revenue	209,848	176,730	425,976	365,954
Expenses
Operations	115,076	101,931	228,477	198,450
Administration	32,640	25,446	59,697	50,994
Depreciation and amortization	12,308	10,215	24,750	20,933
Total Expenses	160,024	137,592	312,924	270,377
Income from Operations	49,824	39,138	113,052	95,577
Interest expense	(5,831)	(5,406)	(11,442)	(10,863)
Interest income	20	151	42	159
Foreign currency transaction loss	(185)	(37)	(281)	(174)
Equity in loss of unconsolidated subsidiary	(32)	-	(36)	-
Income before Income Taxes	43,796	33,846	101,335	84,699
Provision for income taxes	16,551	12,935	38,303	31,737
Net Income	27,245	20,911	63,032	52,962
Net (income) loss attributable to the noncontrolling interest	(264)	(22)	327	(40)
Net Income Attributable to Cash America International, Inc.	$26,981	$20,889	$63,359	$52,922
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.91	$0.70	$2.14	$1.78
Diluted	$0.84	$0.66	$1.99	$1.67
Weighted average common shares outstanding:
Basic	29,593	29,655	29,673	29,671
Diluted	31,994	31,665	31,828	31,701
Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN OPERATIONS – FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three and six months ended June 30, 2011 and 2010.

	2011				2010
	Domestic	Foreign		Total	Domestic	Foreign		Total
As of June 30,
Ending pawn loan balances	$207,330	$22,013		$229,343	$162,104	$22,000		$184,104
Ending merchandise balance, net	$124,054	$-	(a)	$124,054	$100,215	$-	(a)	$100,215

Three Months Ended June 30,
Pawn loan fees and service charges	$61,158	$7,190		$68,348	$51,080	$8,427		$59,507
Average pawn loan balance outstanding	$187,148	$23,063		$210,211	$148,998	$23,039		$172,037
Amount of pawn loans written and renewed	$221,658	$25,514		$247,172	$167,939	$24,950		$192,889
Annualized yield on pawn loans	131.1%	125.0%		130.4%	137.5%	146.7%		138.7%
Gross profit margin on disposition of merchandise	39.2%	-	(a)	39.2%	38.1%	-	(a)	38.1%
Merchandise turnover	2.7	-	(a)	2.7	2.9	-	(a)	2.9

	2011				2010
Six Months Ended June 30,	Domestic	Foreign		Total	Domestic	Foreign		Total
Pawn loan fees and service charges	$121,384	$13,853		$135,237	$101,942	$15,846		$117,788
Average pawn loan balance outstanding	$186,580	$22,284		$208,864	$150,389	$22,973		$173,362
Amount of pawn loans written and renewed	$401,197	$46,400		$447,597	$309,974	$45,979		$355,953
Annualized yield on pawn loans	131.2%	125.4%		130.6%	136.7%	139.1%		137.0%
Gross profit margin on disposition of merchandise	38.5%	-	(a)	38.5%	37.3%	-	(a)	37.3%
Merchandise turnover	3.0	-	(a)	3.0	3.1	-	(a)	3.1

(a)	With respect to the Company’s foreign pawn operations, collateral underlying unredeemed pawn loans is not owned by the Company; therefore, proceeds from disposition are recorded as pawn loan fees and service charges in the Company’s consolidated statements of operations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise. Retail sales include the sale of jewelry and general merchandise direct to consumers through any of the Company’s retail services locations or the internet. Commercial sales include the sale of refined gold, platinum and diamonds to refiners, brokers or manufacturers. The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three and six months ended June 30, 2011 and 2010.
	Three Months Ended June 30,
	2011			2010

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$74,548	$55,745	$130,293	$64,029	$49,821	$113,850
Gross profit on disposition	$30,088	$20,930	$51,018	$26,413	$17,020	$43,433
Gross profit margin	40.4%	37.5%	39.2%	41.3%	34.2%	38.1%
Percentage of total gross profit	59.0%	41.0%	100.0%	60.8%	39.2%	100.0%
	Six Months Ended June 30,
	2011			2010

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$169,931	$121,023	$290,954	$150,172	$105,561	$255,733
Gross profit on disposition	$67,926	$44,176	$112,102	$59,903	$35,468	$95,371
Gross profit margin	40.0%	36.5%	38.5%	39.9%	33.6%	37.3%
Percentage of total gross profit	60.6%	39.4%	100.0%	62.8%	37.2%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at June 30, 2011 and 2010 (dollars in thousands).

	2011		2010
Balance at June 30,	Amount	%	Amount	%

Jewelry - held for one year or less	$79,884	64.0	$65,112	64.5
Other merchandise - held for one year or less	40,262	32.3	28,525	28.3

Total merchandise held for one year or less	120,146	96.3	93,637	92.8

Jewelry - held for more than one year	1,840	1.5	4,294	4.3
Other merchandise - held for more than one year	2,768	2.2	2,984	2.9

Total merchandise held for more than one year	4,608	3.7	7,278	7.2

Total merchandise held for disposition	$124,754	100.0	$100,915	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

The following table sets forth consumer loan fees by channel and segment, adjusted for the deduction of the loan loss provision for the three months ended June 30, 2011 and 2010 (dollars in thousands):

	Three Months Ended June 30,
	2011			2010
	Retail Services Segment	E-Commerce Segment	Total Company	Retail Services Segment	E-Commerce Segment	Total Company
Consumer loan fees	$27,320	$105,094	$132,414	$26,782	$89,083	$115,865
Consumer loan loss provision	4,756	40,373	45,129	5,019	39,915	44,934
Consumer loan fees, net of loan loss provision	$22,564	$64,721	$87,285	$21,763	$49,168	$70,931

Year over year change - $	$801	$15,553	$16,354	$(1,009)	$16,516	$15,507
Year over year change - %	3.7%	31.6%	23.1%	(4.4)%	50.6%	28.0%
Consumer loan loss provision as % of consumer loan fees	17.4%	38.4%	34.1%	18.7%	44.8%	38.8%

	Six Months Ended June 30,
	2011			2010
	Retail Services Segment	E-Commerce Segment	Total Company	Retail Services Segment	E-Commerce Segment	Total Company
Consumer loan fees	$53,155	$202,386	$255,541	$54,326	$169,981	$224,307
Consumer loan loss provision	7,939	76,690	84,629	8,005	70,822	78,827
Consumer loan fees, net of loan loss provision	$45,216	$125,696	$170,912	$46,321	$99,159	$145,480

Year over year change - $	$(1,105)	$26,537	$25,432	$721	$33,801	$34,522
Year over year change - %	(2.4)%	26.8%	17.5%	1.6%	51.7%	31.1%
Consumer loan loss provision as a % of consumer loan fees	14.9%	37.9%	33.1%	14.7%	41.7%	35.1%

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”) in the United States, the Company has provided combined consumer loans and combined consumer loans written, which are non-GAAP measures. Combined consumer loans and combined consumer loans written include (i) consumer loans written by the Company, which are GAAP measures, (ii) consumer loans written by third-party lenders through the CSO program, which are non-GAAP measures and (iii) the Company's participation interests in consumer loans written by a third-party lender’s micro line of credit (“MLOC”) product, which are GAAP measures.

Management believes these measures are useful in evaluating the consumer loan portfolio on an aggregate basis, including its evaluation of the loss provision for the Company-owned portfolio and third-party lender-owned portfolios that the Company guarantees. The following table summarizes selected data related to the Company’s consumer loan activities as of June 30, 2011 and 2010 and for the three and six months ended June 30, 2011 and 2010.

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

		As of June 30,
		2011			2010
		Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
	Ending consumer loan balances:
	Retail Services	$55,480	$13,186	$68,666	$45,008	$9,536	$54,544
	E-Commerce
	Online Lending - Domestic	53,288	31,127	84,415	50,342	40,407	90,749
	Online Lending - Foreign	88,814	2,946	91,760	38,476	1,070	39,546
	MLOC	-	-	-	18,192	-	18,192
	Total ending loan balance, gross	$197,582	$47,259	$244,841	$152,018	$51,013	$203,031
	Less: Allowance and accrual for losses(a)	(37,211)	(2,137)	(39,348)	(36,723)	(3,325)	(40,048)
	Total ending loan balance, net	$160,371	$45,122	$205,493	$115,295	$47,688	$162,983

(a)	GAAP measure.
(b)	Except for allowance and accrual for losses, amounts represent non-GAAP measures.

	Three Months Ended June 30,
	2011			2010
	Company Owned(a)	Guaranteed by the Company(a)	Total(b)	Company Owned(a)	Guaranteed by the Company(a)	Total(b)
Amount of consumer loans written:
Retail Services	$181,337	$45,177	$226,514	$168,919	$48,147	$217,066
E-Commerce
Online Lending - Domestic	109,209	155,185	264,394	117,505	194,757	312,262
Online Lending - Foreign	181,863	14,169	196,032	91,344	5,482	96,826
MLOC	-	-	-	92,309	-	92,309
Total consumer loans written	$472,409	$214,531	$686,940	$470,077	$248,386	$718,463

Average amount per consumer loan:
Retail Services	$473	$619	$497	$434	$569	$458
E-Commerce
Online Lending - Domestic	348	705	495	369	683	519
Online Lending - Foreign	551	644	557	471	422	468
MLOC	-	-	-	198	-	198
Combined	$460	$681	$512	$344	$650	$411

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (in thousands, except where otherwise noted)

		Six Months Ended June 30,
		2011			2010
		Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
	Amount of consumer loans written:
	Retail Services	$342,392	$86,409	$428,801	$329,375	$96,217	$425,592
	E-Commerce
	Online Lending - Domestic	217,627	310,518	528,145	224,749	368,162	592,911
	Online Lending - Foreign	342,200	25,066	367,266	168,754	9,558	178,312
	MLOC	-	-	-	166,898	-	166,898
	Total consumer loans written	$902,219	$421,993	$1,324,212	$889,776	$473,937	$1,363,713

	Average amount per consumer loan:
	Retail Services	$465	$600	$487	$437	$574	$462
	E-Commerce
	Online Lending - Domestic	349	714	499	371	700	524
	Online Lending - Foreign	539	627	544	474	416	470
	MLOC	-	-	-	197	-	197
	Combined	$452	$681	$506	$347	$661	$416
(a)	GAAP measure.
(b)	Non-GAAP measure.
		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2011	2010	2011	2010

	Allowance for losses for Company-owned consumer loans:

	Balance at beginning of period	$35,010	$25,823	$38,953	$27,350
	Consumer loan loss provision	44,703	43,902	85,330	78,446
	Charge-offs	(49,952)	(38,591)	(102,628)	(82,833)
	Recoveries	7,450	5,589	15,556	13,760

	Balance at end of period	$37,211	$36,723	$37,211	$36,723

	Accrual for third-party lender-owned consumer loans:

	Balance at beginning of period	$1,711	$2,293	$2,838	$2,944
	Consumer loan loss provision	426	1,032	(701)	381

	Balance at end of period	$2,137	$3,325	$2,137	$3,325

	Combined consumer loan loss provision as a % of combined consumer loans written (a)	6.6%	6.3%	6.4%	5.8%
	Charge-offs (net of recoveries) as a % of combined consumer loans written (a)	6.2%	4.6%	6.6%	5.1%
	Combined consumer loan loss provision as a % of consumer loan fees (a)	34.1%	38.8%	33.1%	35.1%

(a)	Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

The Company allocates corporate administrative expenses to each operating segment based on personnel expenses at each segment. In the e-commerce segment, certain administrative expenses are allocated between the domestic and foreign components based on the amount of loans written for each geographic location. For comparison purposes, all prior periods in the tables below reflect the current classification of administrative and operating expenses.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended June 30, 2011
Revenue
Pawn loan fees and service charges	$61,158	$7,190	$68,348	$-	$-	$-	$68,348
Proceeds from disposition of merchandise	130,264	-	130,264	29	-	29	130,293
Consumer loan fees	27,320	-	27,320	55,212	49,882	105,094	132,414
Other	2,684	174	2,858	110	229	339	3,197
Total revenue	221,426	7,364	228,790	55,351	50,111	105,462	334,252
Disposed merchandise	79,252	-	79,252	23	-	23	79,275
Consumer loan loss provision	4,756	-	4,756	16,504	23,869	40,373	45,129
Total cost of revenue	84,008	-	84,008	16,527	23,869	40,396	124,404

Net revenue	137,418	7,364	144,782	38,824	26,242	65,066	209,848
Expenses
Operations	81,013	5,458	86,471	13,363	15,242	28,605	115,076
Administration	14,793	2,478	17,271	9,368	6,001	15,369	32,640
Depreciation and amortization	8,066	1,460	9,526	2,574	208	2,782	12,308
Total expenses	103,872	9,396	113,268	25,305	21,451	46,756	160,024
Income (loss) from operations	$33,546	$(2,032)	$31,514	$13,519	$4,791	$18,310	$49,824
As of June 30, 2011
Total assets	$971,457	$135,852	$1,107,309	$304,586	$92,342	$396,928	$1,504,237
Goodwill			$336,392			$210,282	$546,674

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Three Months Ended June 30, 2010
Revenue
Pawn loan fees and service charges	$51,080	$8,427	$59,507	$-	$-	$-	$59,507
Proceeds from disposition of merchandise	113,850	-	113,850	-	-	-	113,850
Consumer loan fees	26,782	-	26,782	67,277	21,806	89,083	115,865
Other	2,616	41	2,657	202	-	202	2,859
Total revenue	194,328	8,468	202,796	67,479	21,806	89,285	292,081
Disposed merchandise	70,417	-	70,417	-	-	-	70,417
Consumer loan loss provision	5,019	-	5,019	29,466	10,449	39,915	44,934
Total cost of revenue	75,436	-	75,436	29,466	10,449	39,915	115,351

Net revenue	118,892	8,468	127,360	38,013	11,357	49,370	176,730
Expenses
Operations	72,955	4,665	77,620	16,634	7,677	24,311	101,931
Administration	10,926	2,194	13,120	8,948	3,378	12,326	25,446
Depreciation and amortization	6,954	1,231	8,185	1,959	71	2,030	10,215
Total expenses	90,835	8,090	98,925	27,541	11,126	38,667	137,592
Income from operations	$28,057	$378	$28,435	$10,472	$231	$10,703	$39,138
As of June 30, 2010
Total assets	$800,774	$119,137	$919,911	$332,809	$47,767	$380,576	$1,300,487
Goodwill			$303,476			$210,282	$513,758

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Six Months Ended June 30, 2011
Revenue
Pawn loan fees and service charges	$121,384	$13,853	$135,237	$-	$-	$-	$135,237
Proceeds from disposition of merchandise	290,925	-	290,925	29	-	29	290,954
Consumer loan fees	53,155	-	53,155	113,923	88,463	202,386	255,541
Other	6,569	276	6,845	343	537	880	7,725
Total revenue	472,033	14,129	486,162	114,295	89,000	203,295	689,457
Disposed merchandise	178,829	-	178,829	23	-	23	178,852
Consumer loan loss provision	7,939	-	7,939	33,662	43,028	76,690	84,629
Total cost of revenue	186,768	-	186,768	33,685	43,028	76,713	263,481

Net revenue	285,265	14,129	299,394	80,610	45,972	126,582	425,976
Expenses
Operations	162,744	12,243	174,987	27,211	26,279	53,490	228,477
Administration	25,994	4,954	30,948	17,681	11,068	28,749	59,697
Depreciation and amortization	16,057	2,971	19,028	5,322	400	5,722	24,750
Total expenses	204,795	20,168	224,963	50,214	37,747	87,961	312,924
Income (loss) from operations	$80,470	$(6,039)	$74,431	$30,396	$8,225	$38,621	$113,052

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Consolidated

Six Months Ended June 30, 2010
Revenue
Pawn loan fees and service charges	$101,942	$15,846	$117,788	$-	$-	$-	$117,788
Proceeds from disposition of merchandise	255,733	-	255,733	-	-	-	255,733
Consumer loan fees	54,326	-	54,326	129,911	40,070	169,981	224,307
Other	6,723	74	6,797	518	-	518	7,315
Total revenue	418,724	15,920	434,644	130,429	40,070	170,499	605,143
Disposed merchandise	160,362	-	160,362	-	-	-	160,362
Consumer loan loss provision	8,005	-	8,005	52,879	17,943	70,822	78,827
Total cost of revenue	168,367	-	168,367	52,879	17,943	70,822	239,189

Net revenue	250,357	15,920	266,277	77,550	22,127	99,677	365,954
Expenses
Operations	146,053	8,408	154,461	30,413	13,576	43,989	198,450
Administration	23,382	4,173	27,555	17,200	6,239	23,439	50,994
Depreciation and amortization	14,498	2,374	16,872	3,931	130	4,061	20,933
Total expenses	183,933	14,955	198,888	51,544	19,945	71,489	270,377
Income from operations	$66,424	$965	$67,389	$26,006	$2,182	$28,188	$95,577

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of June 30, 2011 and 2010. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland,” “Maxit,” “Pawn X-Change” and “Mr. Payroll.” (Maxit and Pawn X-Change were acquired in October 2010.) The Company’s foreign retail services locations (of which the Company is a majority owner) operate under the name “Prenda Fácil.”

		As of June 30,
		2011			2010
		Domestic(a)(b)	Foreign(a)	Total	Domestic	Foreign	Total
	Retail services locations offering:
	Both pawn and consumer lending	572	-	572	573	-	573
	Pawn lending only	125	184	309	76	200	276
	Consumer lending only	85	-	85	88	-	88
	Other (c)	118	-	118	125	-	125
	Total retail services	900	184	1,084	862	200	1,062

(a)	Except as described in (c) below, includes locations that operate in 23 and 21 states in the United States and Mexico, respectively.
(b)	Includes nine unconsolidated franchised locations operating under the name “Cash America Pawn” as of both June 30, 2011 and 2010.
(c)	As of June 30, 2011 and 2010, includes six and five consolidated Company-owned check cashing locations, respectively, and 112 and 120 unconsolidated franchised check cashing locations, respectively. As of June 30, 2011, includes locations that operate in 18 states in the United States.

E-Commerce Segment

As of June 30, 2011, the Company’s e-commerce operating segment offers consumer loans to customers over the Internet:

  in 30 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The e-commerce segment also includes the Company’s MLOC services channel, which processed MLOC advances on behalf of a third-party lender and had a participation interest in MLOC receivables during most of 2010. In the past, the MLOC services channel generated its earnings through loan processing services the Company provided for a third-party lender, as well as from fees generated from participation interests in receivables the Company acquired. This program ended in October 2010 because the third-party lender discontinued offering MLOC advances. The Company intends to continue pursuing the development of new MLOC opportunities during the remainder of 2011.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”), the Company provides historical non-GAAP financial information. Management uses the non-GAAP financial measures for internal managerial purposes and believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the non-GAAP information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The following table provides reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands, except per share data):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2010		2011		2010
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net income attributable to Cash America International, Inc.	$26,981	$0.84	$20,889	$0.66	$63,359	$1.99	$52,922	$1.67

Adjustments:
Intangible asset amortization, net of tax	981	0.03	664	0.02	2,085	0.07	1,417	0.04
Non-cash equity-based compensation, net of tax	838	0.03	602	0.02	1,607	0.05	1,178	0.04
Convertible debt non-cash interest and issuance cost amortization, net of tax	550	0.02	512	0.02	1,090	0.03	1,027	0.04
Foreign exchange loss, net of tax	115	-	23	-	175	0.01	109	-
Adjusted earnings	$29,465	$0.92	$22,690	$0.72	$68,316	$2.15	$56,653	$1.79

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that is defined as earnings before depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and net income or loss attributable to the noncontrolling interest. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. In addition, adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	June 30,
	2011	2010
Net Income attributable to Cash America International Inc.	$125,972	$109,083

Adjustments:
Depreciation and amortization expenses	47,744	41,788
Interest expense, net	22,713	21,346
Foreign currency transaction loss	570	463
Equity in loss of unconsolidated subsidiary	172	-
Provision for income taxes	75,835	63,888
Net (loss) income attributable to the noncontrolling interest	(661)	771
Adjusted EBITDA	$272,345	$237,339

Adjusted EBITDA margin calculated as follows:

Total revenue	$1,377,648	$1,205,061

Adjusted EBITDA	272,345	237,339

Adjusted EBITDA as a percentage of total revenue	19.8%	19.7%

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100